                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Rayonier Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                         Corporate Headquarters


[LOGO] RAYONIER





                                                                 March 26, 1999

Dear Shareholder:

  Enclosed are the Notice of Annual Meeting and Proxy Statement for the 1999 Annual Meeting of Shareholders of Rayonier.

  As has been the case with our previous Annual Meetings, this meeting is intended to be a business only meeting. The one formal item on the agenda will be the tabulation and report of proxies and ballots for the election of three directors. We expect to have no other agenda items and will make no presentations. The accompanying Notice of Annual Meeting and Proxy Statement provides information required by applicable laws and regulations, including pertinent information about each nominee for election as director.

  We urge you to complete and return the enclosed proxy as promptly as possible. Your vote is important.

                                          Sincerely yours,
                                          W. LEE NUTTER
                                          Chairman, President and Chief
                                           Executive Officer


         Rayonier Inc. . 1177 Summer Street . Stamford, CT 06905-5529
                 Telephone (203) 348-7000 . Fax (203) 964-4528

                                                         Corporate Headquarters


[LOGO] RAYONIER


                           NOTICE OF ANNUAL MEETING

                                                                 March 26, 1999

  Notice is hereby given that the 1999 Annual Meeting of the Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Westin Stamford, One First Stamford Place, Stamford, Connecticut on Friday, May 21, 1999 at 8:00 A.M., local time, for the following purposes:

    1. to elect three directors of Class II; and

    2. to act upon such other matters as may properly come before the meeting.

  Shareholders of record at the close of business on March 22, 1999 will be entitled to vote at the meeting.



                                          /s/ John B. Canning

                                          JOHN B. CANNING

                                          Corporate Secretary

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE (WHICH IS POSTAGE-PAID FOR SHAREHOLDERS IN THE UNITED STATES, CANADA AND UNITED KINGDOM) WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

         Rayonier Inc. . 1177 Summer Street . Stamford, CT 06905-5529
                 Telephone (203) 348-7000 . Fax (203) 964-4528

[INSERT LOGO]

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                             Friday, May 21, 1999

  This Proxy Statement and accompanying proxy are being mailed to shareholders of Rayonier Inc. ("Rayonier" or the "Company") commencing March 26, 1999 in connection with the solicitation of proxies by Rayonier for the 1999 Annual Meeting of Shareholders to be held at the Westin Stamford, One First Stamford Place, Stamford, Connecticut on Friday, May 21, 1999 at 8:00 A.M. or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of Rayonier.

  When your proxy is returned properly executed, the shares it represents will be voted in accordance with your specifications. If you sign and return your proxy but do not specify any choices you will thereby confer discretionary authority for your shares to be voted as recommended by the Board of Directors. The proxy also confers discretionary authority on the individuals named therein to vote the shares on any matter that was not known by the Board of Directors on the date of this Proxy Statement but is properly presented at the Annual Meeting.

  Your vote is important, and the Board of Directors urges you to exercise your right to vote.

  The directors shall be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Other matters voted on at the Annual Meeting shall be determined by a majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Votes withheld, abstentions and broker non-votes on returned proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee, but the shares represented by such a withheld vote, abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

  Whether or not you plan to attend the meeting, you can assure that your shares are voted by completing, signing, dating and returning the enclosed proxy. You may revoke your proxy at any time before it is exercised by giving written notice to John B. Canning, Corporate Secretary of Rayonier, by submitting a subsequently dated proxy or by attending the meeting, withdrawing the proxy, and voting in person.

  Each of the 27,811,313 outstanding Rayonier Common Shares ("Common Shares") outstanding at the close of business on March 22, 1999 is entitled to one vote at the Annual Meeting. The presence in person or by proxy of shareholders holding a majority of the outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table shows as of December 31, 1998 the beneficial ownership of persons known to Rayonier to be the beneficial owners of more than 5 percent of the Common Shares, the only outstanding voting securities.

                                                Amount and Nature
                                                  of Beneficial
Name and Address of Beneficial Owner                Ownership     % of Class(a)
------------------------------------            ----------------- -------------
Southeastern Asset Management, Inc.............    5,794,000(b)       20.9%
 6410 Poplar Ave., Suite 900
 Memphis TN 38119
The Prudential Insurance Company of America....    2,606,327(c)        9.4%
 751 Broad Street
 Newark NJ 07102-3777
Franklin Mutual Advisers, Inc..................    2,116,900(d)        7.6%
 51 John F. Kennedy Parkway
 Short Hills NJ 07078
Tweedy, Browne Company LLC.....................    1,705,100(e)        6.1%
TBK Partners, L.P.
 Vanderbilt Partners, L.P.
 52 Vanderbilt Avenue
 New York, NY 10017

--------
(a) Based on 27,767,309 total Common Shares outstanding at December 31, 1998.

(b) Holdings as of December 31, 1998 as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G dated February 5, 1999. This filing was made by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund and Mr. O. Mason Hawkins ("Hawkins"), Chairman of the Board and C.E.O. of Southeastern. According to this filing, of the 5,794,000 shares referred to above, Southeastern has (i) sole voting power as to 2,127,600 shares; (ii) no voting power as to 505,400 shares; (iii) sole dispositive power as to 2,633,000 shares; and (iv) shared voting power and shared dispositive power as to 3,161,000 shares. The 3,161,000 shares referred to in (iv) consist of 2,900,000 shares (representing 10.4 percent of Rayonier's total outstanding Common Shares at December 31,
    1998) owned by Longleaf Partners Fund and 261,000 shares owned by Longleaf Partners Realty Fund, both of which funds are series of Longleaf Partners Fund Trust, an open-end management investment company registered under the Investment Company Act of 1940. The report indicates that all of the securities covered thereby are owned legally by Southeastern's investment advisory clients and that none are owned directly or indirectly by Southeastern. The report also indicates that Hawkins is identified as a filing person in the event he could be deemed to be a controlling person of Southeastern as the result of his official positions with Southeastern or ownership of its voting securities. The existence of such control is expressly disclaimed. Both Southeastern and Hawkins disclaim beneficial ownership of any of the securities covered by the filing pursuant to SEC Rule 13d-4. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(c) Holdings as of December 31, 1998 as reported to the SEC on Schedule 13G dated January 27, 1999. According to this filing, of the 2,606,327 shares referred to above, The Prudential Insurance Company of

   America ("Prudential") has (i) sole voting power and sole dispositive power as to 35,300 shares and (ii) shared voting power and shared dispositive power as to 2,571,027 shares. The report further indicates that all of the shares covered by the filing are held by Prudential for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The report states that Prudential is reporting the combined holdings of these entities for the purpose of administrative convenience and that the filing of the report should not be construed as an admission that Prudential is, for the purposes of Section 13 or 16 of the Securities Exchange Act of 1934, the beneficial owner of these shares. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(d) Holdings as of December 31, 1998 as reported to the SEC on Schedule 13G dated January 27, 1999. According to this filing, the shares reported on are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin Mutual Advisers, Inc. ("FMAI"). FMAI has sole voting power and sole dispositive power as to all of the shares covered by this filing. The report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(e) Holdings as of July 21, 1998 as reported to the SEC on Schedule 13D dated such date. According to this filing, Tweedy, Browne Company LLC ("TBC"), a broker-dealer and investment adviser registered with the Securities and Exchange Commission, has sole voting power over 1,448,045 shares and shared dispositive power over 1,519,800 shares, TBK Partners, L.P. ("TBK") has sole voting and dispositive power over 165,300 shares, and Vanderbilt Partners, L.P. ("Vanderbilt") has sole voting and dispositive power over 20,000 shares. TBC, TBK and Vanderbilt disclaim membership in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, and each disclaims beneficial ownership of Common Shares held by the others. The report states that the shares were acquired for investment purposes and not one of the reasons enumerated in Item 4 of Schedule 13D, except that from time to time TBC, TBK and Vanderbilt intend to acquire additional Common Shares, depending upon price and market conditions, evaluation of alternative investments and other factors, and may dispose of all or some of their respective shares.

  The table set forth below gives information concerning Common Shares beneficially owned as of March 2, 1999 by (a) each of the Company's directors,
(b) each of the individuals who was one of the Company's five highest paid executive officers in 1998 and (c) all directors and executive officers as a group. All Common Shares in the table below are owned directly by the individual concerned unless otherwise indicated:

                                        Beneficial Ownership
                          -------------------------------------------------------
                                                                          (5)         (6)
                                                  (3)                   Sum of       Total
                                                Column        (4)     columns (2)    Stock
          (1)                  (2)              (2) as      Exercis-  and (4) as     Based
   Name of Beneficial     Common Shares         Percent    able Stock Percent of   Holdings
         Owner                Owned            of Class    Options(a)  Class(b)       (c)
   ------------------     -------------       -----------  ---------- -----------  ---------
W. Lee Nutter...........     101,190(d)(e)    less than 1%  171,570           1.0%   330,760
Rand V. Araskog.........     173,951(f)                 "         0   less than 1%   173,951
Donald W. Griffin.......       1,616                    "         0             "      1,616
Ronald M. Gross.........     119,830                    "   265,841           1.4%   430,671
Paul G. Kirk, Jr........       2,130                    "         0   less than 1%     2,130
Katherine D. Ortega.....       2,200                    "         0             "      2,200
Burnell R. Roberts......       2,500                    "         0             "      2,500
Carl S. Sloane..........       1,400                    "         0             "      1,400
Nicholas L. Trivisonno..       2,000                    "         0             "      2,000
Gordon I. Ulmer.........       3,500                    "         0             "      3,500
William S. Berry........      25,707(d)                 "    81,765             "    134,805
Gerald J. Pollack.......      21,721(d)                 "    73,873             "    121,927
John P. O'Grady.........      19,308(d)                 "    47,605             "     92,579
Directors and executive
 officers as a group (14
 persons)...............     481,911(d)(e)(f)         1.7%  657,988           4.0% 1,394,397

--------
(a) Pursuant to regulations of the SEC, shares receivable by directors and executive officers upon exercise of employee stock options exercisable within 60 days after March 2, 1999, are deemed to be beneficially owned by such directors and executive officers at said date.
(b) The calculation of percentage ownership for each individual and for all directors and executive officers as a group in this column (i) includes in such individual's and group's ownership both shares directly owned and shares receivable upon exercise of employee stock options exercisable within 60 days after March 2, 1999 and (ii) reflects an increase in the number of shares outstanding by the number of shares receivable upon exercise of such options by such individual or such group, as the case may be.
(c) This column shows each individual's total stock-based holdings, including stock options that become exercisable more than 60 days after March 2, 1999.
(d) All Common Shares are owned directly except as set forth in this Note (d). The following amounts were allocated under the Rayonier Investment and Savings Plan for Salaried Employees (the "Savings Plan") as of December 31, 1998 to the accounts of: Mr. Nutter, 17,554 Common Shares; Mr. Berry, 4,288 Common Shares; Mr. Pollack, 3,625 Common Shares; Mr. O'Grady, 3,243 Common Shares; and all directors and executive officers as a group, 29,315 Common Shares. In addition, 21,333 Common Shares indicated for Mr. Nutter are owned by a corporation of which he and his spouse are the sole stockholders.
(e) Includes a restricted stock award to Mr. Nutter of 5,000 Common Shares effective January 2, 1999.
(f) All Common Shares are owned directly except for 69,000 Common Shares held by a charitable lead trust of which Mr. Araskog's spouse and daughter are co-trustees. Beneficial ownership is disclaimed as to these shares.

 Section 16 Reports

  The Federal securities laws require Rayonier's directors and executive officers, and persons who own more than 10 percent of a registered class of Rayonier's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of any equity securities of Rayonier. To Rayonier's knowledge, based solely on representations that no other reports were required, the required reports have been filed on a timely basis on behalf of all persons subject to these requirements.

         SHARE OWNERSHIP BY DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

  The Board of Directors of Rayonier encourages share ownership by all employees of Rayonier and believes that it is important for directors and senior management to acquire a substantial ownership position in Rayonier. Such share ownership is characteristic of successful public companies and underscores the level of commitment that Rayonier's management team has to the future success of the business.

  Guidelines adopted in 1995 by the Nominating Committee of the Board of Directors, as revised by the Board of Directors in March 1999, encourage Rayonier share ownership by directors at a level equal to three times their annual cash retainer.

  The Management Development and Compensation Committee also adopted guidelines in 1995 for share ownership by officers at the level of Vice President and above. The guidelines as currently in effect are as follows:

                                                      Share Ownership Guidelines
                       Position/Level                 as Multiple of Base Salary
                       --------------                 --------------------------
        Chairman, President and Chief
         Executive Officer...........................             4X
        Executive Vice President.....................             3X
        Senior Vice Presidents.......................             2X
        Vice Presidents..............................             1X

  Participation in the guidelines program is voluntary, with a strong company preference on achieving ownership goals. Ownership includes restricted shares awarded under the Rayonier 1994 Incentive Stock Plan, options that have been exercised and shares held, Savings Plan shares, Dividend Reinvestment Plan shares and Common Shares purchased in the open market.

  As of March 1, 1999, share ownership, as defined above, by all directors and employees of Rayonier represents approximately 4.9 percent of the outstanding Common Shares of Rayonier. Target ownership levels for directors or officers at the level of Vice President or above are to be achieved over a three-year period, and all individuals who had been directors or officers at the level of Vice President or above for three or more years as of the end of 1998 have achieved their target levels of ownership.

                               SHAREHOLDER RETURN

  The table below represents a comparison of the performance in 1994, 1995, 1996, 1997 and 1998 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor's 500) and with two Custom Composite Indices. Each Custom Composite Index contains 13 stocks of 12 forest products companies. The Old Custom Composite Index formed the comparison group for purposes of Contingent Performance Shares awarded to senior executives of Rayonier in 1994, 1995, 1996 and 1997. The Company has since re-evaluated its selection of peer group companies and determined that, as a result of mergers and restructurings involving some companies in the Old Composite Index, that index was no longer truly representative of Rayonier's business profile. Therefore a revised index, the New Custom Composite Index consisting of companies believed to be more representative of Rayonier's business profile, has been used for purposes of Contingent Performance Shares awarded in 1998 and described below in this Proxy Statement.

  A complete description of each Custom Composite Index is provided in the notes below. In addition, the performances of both indices appear in the table as indicated:

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG RAYONIER INC., S&P 500(R) INDEX, OLD CUSTOM COMPOSITE INDEX, AND
                          NEW CUSTOM COMPOSITE INDEX

Measurement Period                          S&P          OLD CUSTOM             NEW CUSTOM
(Fiscal Year Covered)        RAYONIER INC.  500 INDEX    COMPOSITE INDEX        COMPOSITE INDEX
-------------------          -------------  ---------    ---------------        ---------------
Measurement Pt-
02/18/94                     $100           $100         $100                   $100
FYE 12/31/94                 $102           $101         $ 97                   $ 97
FYE 12/31/95                 $114           $138         $107                   $105
FYE 12/31/96                 $136           $170         $120                   $115
FYE 12/31/97                 $155           $227         $132                   $125
FYE 12/31/98                 $185           $292         $154                   $129

Notes:
(a) February 18, 1994 was the first trading day for Rayonier Common Shares on a when-issued basis. Regular way trading commenced on February 25, 1994.
(b) The Old Custom Composite Index contains 13 stocks issued by 12 forest products companies as follows: Boise Cascade Corporation, Champion International Corporation, Georgia-Pacific Corporation ("Georgia-Pacific"), International Paper Company, Fort James Corporation (formerly James River Corporation of Virginia), The Mead Corporation, Mosinee Paper Corporation (Wausau-Mosinee Paper Corporation following a merger effective December 17, 1997), Plum Creek Timber Company, L.P., The Timber Company (representing the forest assets of Georgia-Pacific and included since its issuance by Georgia-Pacific on December 17, 1997), Union Camp Corporation, Westvaco Corporation, Weyerhaeuser Company and Willamette Industries Inc.
(c) The New Custom Composite Index contains 13 stocks issued by 12 forest products companies as follows: Boise Cascade Corporation, Champion International Corporation, Georgia-Pacific, International Paper Company, Longview Fibre Company, The Mead Corporation, Potlatch Corporation. Plum Creek Timber Company, L.P., The Timber Company (included since its issuance by Georgia-Pacific on December 17, 1997), Union Camp Corporation, Westvaco Corporation, Weyerhaeuser Company and Willamette Industries Inc.
(d) In order to comply with applicable regulations of the Securities and Exchange Commission, the return of each company for each period for which a return is indicated is weighted in the group according to its stock market capitalization at the beginning of each such period.

                             ELECTION OF DIRECTORS

  The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of Rayonier. The Board reviews significant developments affecting Rayonier and acts on matters requiring Board approval.

  The Board is divided into three classes serving staggered terms. The terms of the three directors of Class II, Paul G. Kirk, Jr., Carl S. Sloane and Gordon I. Ulmer, will expire at the 1999 Annual Meeting and each has been nominated for re-election for a term expiring in 2002. Unless there is a contrary indication, the Common Shares represented by valid proxies will be voted for the election of all three nominees. The Board has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve, the Common Shares represented by valid proxies will be voted for the election of such other person as the Board may recommend.

  The following pages present information about the persons who comprise Rayonier's current Board of Directors, including the three nominees for reelection.

  During 1998, there were seven meetings of the Board of Directors. No director missed more than one meeting.

       INFORMATION AS TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class II, Term Expires in 2002

  Paul G. Kirk, Jr., 61, of Counsel to Sullivan & Worcester (law firm)--He became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of Counsel to the firm. Mr. Kirk serves as Chairman of the Board of Directors of the John F. Kennedy Library Foundation and the National Democratic Institute for International Affairs and as Co-chairman of the Commission on Presidential Debates. He is a director of Kirk & Associates, Inc., of which he also is Chairman and Treasurer. He is also a director of Bradley Real Estate, Inc., The Hartford Financial Services Group, Inc. and Hartford Life, Inc. and a Trustee of Stonehill College and St. Sebastian's School. He is a graduate of Harvard College and Harvard Law School. He was first elected a director of Rayonier in 1994.

  Carl S. Sloane, 62, Ernest L. Arbuckle Professor of Business Administration, Harvard University Graduate School of Business Administration--Prior to joining the Harvard faculty in 1991, he spent 30 years in management consulting, the last 20 with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. He is also a director of Ionics, Inc., The Pittston Company and Sapient Corporation. He is a graduate of Harvard College and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1997.

  Gordon I. Ulmer, 66, Former Chairman and Chief Executive Officer of Connecticut Bank and Trust Company and Retired President of the Bank of New England Corporation--He joined Connecticut Bank and Trust Company (CBT) in 1957 and held numerous positions before being elected President and director in 1980 and Chairman and Chief Executive Officer in 1985. In 1988 he was elected President of the Bank of New England Corporation (BNEC), the holding company of CBT. He retired as President of BNEC in December 1990. Mr. Ulmer also serves as a director of The Hartford Financial Services Group, Inc. and Hartford Life, Inc. He is a graduate of Middlebury College, the American Institute of Banking and the Harvard University Graduate School of Business Administration Advanced Management Program and attended New York University's Graduate School of Engineering. He was first elected a director of Rayonier in 1994.

INFORMATION AS TO OTHER DIRECTORS

Class I, Term Expires in 2001

  Ronald M. Gross, 65, Chairman Emeritus, Former Chairman of the Board and Chief Executive Officer, Rayonier--He joined Rayonier in 1978 as President and Chief Operating Officer and a director, and was given the additional responsibilities of Chief Executive Officer in 1981 and Chairman in 1984. He assumed the position of Chairman and Chief Executive Officer in 1996, served in that capacity until his retirement effective December 31, 1998 and was named Chairman Emeritus effective January 1, 1999. The Company has agreed to cause Mr. Gross to be nominated for election as a Class I Director at each Annual Meeting at which Class I Directors are elected in 2001 and 2004. He has agreed that if reelected, he will continue to serve in his capacity as a Class I Director through the Company's Annual Meeting in 2007. Mr. Gross also serves as a director of Corn Products International, Inc. and The Pittston Company. He is a graduate of Ohio State University and the Harvard University Graduate School of Business Administration.

  Katherine D. Ortega, 64, Former Treasurer of the United States--She served as the 38th Treasurer of the United States from September 1983 through June 1989 and as Alternate Representative of the United States to the United Nations General Assembly during 1990 to 1991. Prior to these appointments, she served as a Commissioner on the Copyright Royalty Tribunal and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega currently serves on the Boards of Directors of Ultramar Diamond Shamrock Corporation, Ralston Purina Company and The Kroger Co. and is a member of the United States Comptroller General's Consultant Panel and the Washington Mutual Investors Fund Advisory Board. She is a graduate of Eastern New Mexico University and holds three honorary Doctor of Law Degrees and one honorary Doctor of Social Science Degree. She was first elected a director of Rayonier in 1994.

  Burnell R. Roberts, 71, Retired Chairman of the Board and director, Sweetheart Holdings, Inc. and Sweetheart Cup Company (producer of plastic and paper disposable food service and food packaging products) - He served in these positions from August 1993 until his retirement in March 1998. He previously served as Chairman of the Board and Chief Executive Officer of The Mead Corporation (an integrated manufacturer of paper and forest products) from April 1982 until his retirement in May 1992 and was a director of The Mead Corporation from October 1981 until May 1993. He serves as a director of DPL Inc. and Universal Protective Packaging Inc., a Limited Partner of American Industrial Partners, L.P. and a trustee of Granum Value Fund. He is a graduate of the University of Wisconsin and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1994.

Class III, Term Expires in 2000

  Rand V. Araskog, 67, Retired Chairman and Chief Executive Officer of ITT Corporation (a diversified global corporation engaged in the hospitality and entertainment businesses and the information services businesses)--He served as Chief Executive Officer of ITT Corporation (including a predecessor corporation of the same name) beginning in 1979 and Chairman beginning in 1980 until he retired in 1998. He is a director of Alcatel Alsthom of France, The Hartford Financial Services Group, Inc., ITT Educational Services, Inc., ITT Industries, Inc., Dow Jones & Company, Inc., and Shell Oil Company. Mr. Araskog is a graduate of the U.S. Military Academy at West Point and attended the Harvard Graduate School of Arts and Sciences. He was first elected a director of Rayonier in 1994.

  Donald W. Griffin, 62, Chairman, President and Chief Executive Officer, Olin Corporation (diversified manufacturing corporation)--He joined Olin in 1961 and was elected an Executive Vice President in 1987, a director in 1990, Vice Chairman of the Board for Operations in 1993, President and Chief Operating Officer in 1994, President and Chief Executive Officer effective January 1, 1996 and Chairman, President and Chief Executive Officer effective April 25, 1996. He is also a director of ACNielsen Corporation. He is a graduate of the University of Evansville, Evansville, Indiana, and has completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, N.Y. He was first elected a director of Rayonier in 1994.

  W. Lee Nutter, 55, Chairman, President and Chief Executive Officer, Rayonier--He joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood in 1984, Vice President, Forest Products in 1985, Senior Vice President, Operations, in 1986 and Executive Vice President in 1987. He was elected President and Chief Operating Officer and a director of Rayonier on July 19, 1996 and was elected to his present position effective January 1, 1999. Mr. Nutter is a member of the Board of Governors of the National Council for Air and Stream Improvement. He graduated from the University of Washington and the Harvard University Graduate School of Business Administration Advanced Management Program.

  Nicholas L. Trivisonno, 51, Chairman and Chief Executive Officer and a director of ACNielsen Corporation (a global leader in market research)--He has held this position since January 1996. He also served as Executive Vice President and Chief Financial Officer of The Dun & Bradstreet Corporation (marketer of information, software and services for business decision making) from September 1995 until that corporation spun off ACNielsen in November 1996. From October 1993 until July 1995, he served as Executive Vice President-Strategic Planning and Group President of GTE Corporation (a telecommunications company) and served as Senior Vice President-Finance from January 1989 until October 1993. He began his career with Arthur Andersen & Co. in 1968, became a partner in 1979 and was appointed a managing partner in 1986. He is a member of the American Institute of Certified Public Accountants and the New York, Connecticut and Louisiana Societies of Certified Public Accountants. He earned his BBA degree from St. Francis College. He was first elected a director of Rayonier in 1994.

 Committees of the Board

  The standing committees of the Board are the Audit, Compensation and Management Development, Nominating and Finance Committees.

  The Audit Committee, which is comprised entirely of non-employee directors, supports the independence of the Company's external and internal auditors and the objectivity of the Company's financial statements. The Committee is also responsible for ensuring that the Company endeavors to comply with all laws applicable to the conduct of its business and that it conducts its business in an ethical and responsible manner. The Committee

    (1) reviews the Company's principal policies for accounting, internal control and financial reporting,

    (2) reviews the independence of the external auditors and recommends to the Company's Board of Directors the engagement or discharge of the external auditors,

    (3) reviews with the external auditors the plan, scope and timing of their audit,

    (4) serves as a channel of communications between the senior internal auditing executive and the Board,

    (5) reviews reports of the external and internal auditors with management,

    (6) reviews the external auditors' fees,

    (7) reviews the annual financial statements of the Company (before they are published),

    (8) reviews the adequacy of the Company's systems for internal accounting control and for data security,

    (9) reviews reports of the internal auditors, expense reports of the Company's senior officers and fees paid to outside consultants, including law firms,

    (10) advises the Board on compliance, or material noncompliance, with the Company's Code of Corporate Conduct and governmental and other legal compliance programs,

    (11) reviews and recommends to the Company's Board of Directors proposed actions on environmental compliance and regulatory matters which could have a significant impact on the business and strategic operating objectives of the Company and its subsidiaries and

    (12) reviews and considers material claims and litigation, and legal, regulatory, patent and related governmental policy matters affecting the Company and its subsidiaries.

  The current members of the Audit Committee are Messrs. Ulmer (Chairman), Araskog, Griffin and Sloane and Ms. Ortega. The Committee held five meetings during 1998, and no member missed more than one meeting.

  The Compensation and Management Development Committee,which is comprised entirely of non-employee directors, oversees the compensation and benefits of employees, evaluates management performance, establishes executive compensation and reviews management succession and development matters. The Committee approves individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives, including base salaries, annual bonuses and long-term incentive awards. In the performance of its functions, the Compensation and Management Development Committee has access to independent legal and compensation counsel. The current members of the Compensation and Management Development Committee are Messrs. Roberts (Chairman), Kirk, Sloane and Trivisonno. The Committee held five meetings during 1998, and no member missed more than one meeting.

  The Nominating Committee, which is comprised entirely of non-employee directors, makes recommendations concerning the organization, size and composition of the Board of Directors and its Committees, proposes nominees for election to the Board and its Committees and considers the qualifications, compensation, performance and retirement of directors. This Committee will consider shareholders' recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The current members of the Nominating

Committee are Messrs. Griffin (Chairman), Kirk and Trivisonno and Ms. Ortega. The Committee held two meetings during 1998, which all members attended.

  The Finance Committee oversees management, and advises the Board, concerning certain issues with respect to the financial structure of the Company, such as the Company's financial and tax strategies, capital structure, financing, risk management policies, dividend policies, investment policies and performance of the pension and savings plans. The current members of the Finance Committee are Messrs. Gross (Chairman), Araskog, Nutter, Roberts and Ulmer. The Committee held one meeting during 1998, which all members attended.

 Directors' Compensation

  Members of the Board who are employees of Rayonier are not compensated for service on the Board or its Committees. Non-employee directors receive an annual retainer of $20,000 in cash plus an award of 200 Common Shares; in addition, they receive a fee of $1,000 for attendance at each meeting of the Board and a fee of $750 for attendance at each meeting of the Committees on which such directors serve. Mr. Gross ceased to be an employee as a result of his retirement on December 31, 1998, and accordingly, from and after January 2, 1999, Mr. Gross is entitled to the same compensation as other non-employee directors. Mr. Gross was paid one half of the annual cash retainer paid to non-employee directors in respect of his service as a director for the period from January 1, 1999, through the Company's 1999 Annual Meeting.

  A Consulting Agreement between the Company and Mr. Gross entered into in connection with his retirement on December 31, 1998 provides for, among other matters, the provision of consulting services to the Board by Mr. Gross. See Report of the Rayonier Compensation and Management Development Committee. In addition to his compensation as a director, in such capacity Mr. Gross is entitled to, among other things, an annual retainer of $50,000 ($25,000 in respect of his service for the period from January 1, 1999, through the Company's 1999 Annual Meeting, which has been paid). See "Report of the Compensation and Management Development Committee--Agreement with Mr. Gross." The term of this arrangement is for the period from January 1, 1999 through the date of the Company's Annual Meeting in 2007.

 Directors' Charitable Award Program

  To recognize the interest of Rayonier and its directors in supporting worthy educational institutions and other charitable organizations, Rayonier during 1995 established the Director's Charitable Award Program which permits each director to nominate up to five organizations to share a contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by Rayonier. These contributions will be made by the Foundation in 10 annual installments after the death of a director. The Foundation will not make a donation on behalf of any director unless he or she (1) completes 60 full months of service as a director, (2) dies or becomes disabled while serving as a director or (3) is actively serving as a director if and when a change in control occurs. There is minimal cost to this program to Rayonier because Rayonier has acquired joint life insurance contracts on the lives of its directors, and the proceeds from these contracts will be adequate to fund Rayonier's contributions to the Foundation related to the program and to fund the premium costs of the contracts. Directors will receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to Rayonier.

                            EXECUTIVE COMPENSATION

                               ----------------

                            REPORT OF THE RAYONIER
                          COMPENSATION AND MANAGEMENT
                             DEVELOPMENT COMMITTEE

To Our Shareholders:

  The Compensation and Management Development Committee (the "Committee") oversees the compensation and benefits of Rayonier employees. The Committee must approve individual compensation actions for the Chairman and Chief Executive Officer and all senior executives. Specifically, the Committee must approve base salaries, annual bonuses and long-term incentive awards. The Committee uses outside compensation expertise and outside legal counsel.

  The Committee is dedicated to implementing an executive compensation program that emphasizes the following compensation policies:

 . Executive compensation decision making should reinforce Rayonier's pay-for-performance orientation by targeting base salaries at a discount from market rates and insuring competitive aggregate compensation levels by emphasizing incentive rewards only when the Company meets specific corporate and individual performance goals.

 . Executive compensation programs should include bonus incentives and share ownership opportunities to align the executive's interests with those of shareholders.

 . Compensation packages should enhance the Company's ability to attract, retain and encourage the development of exceptional, experienced managers by providing compensation levels reflecting a blend of forest-products and general-industry pay standards.

 Components of Compensation

  The key elements of the Company's executive compensation program are base salary, annual bonus incentives and long-term compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee also considers all other elements of an executive's total compensation package, including insurance and other benefits.

  The Committee believes that the Company's direct competitors for executive talent, especially at senior levels, are to be found not only in the forest products sector but also in the broader-based general industry. Therefore, the Committee relates total compensation levels for the Company's senior executives to the median compensation paid to executives of comparative companies within the forest products and general industry sectors.

 Base Salary

  The Committee has oversight of the general administration of base salaries, salary grades and salary range structure for the Company's 58 executives. The Committee regularly reviews each senior executive's base salary. Base salaries are conservative and are targeted below market levels. The Committee authorizes base salary adjustments in recognition of the executive's level of responsibilities, performance, prior experience, breadth of knowledge, internal equity issues and external pay practices.

  The normal interval between salary reviews for most executives is 12 months, however, senior executive salary reviews are conducted at 15- to 18-month intervals. Executive salary actions, comprised of merit pay, equity adjustments and promotional increases for 1998 averaged 4.3 percent on an annualized basis. Merit increases averaged 3.4 percent. Mr. Gross' salary remained at $570,000 during 1998, noting his retirement as Chairman and Chief Executive Officer on December 31, 1998. Mr. Nutter was elected Chairman, President and Chief Executive Officer effective January 1, 1999, at a base salary of $420,000.

 Annual Bonus Incentive

  The Rayonier Annual Incentive Bonus Plan ("Annual Plan") provides eligible executives and key managers with direct financial incentives in the form of cash bonuses for achieving specific annual company, business unit and individual performance goals.

  The current Annual Plan formula measures actual net income, return on total capital ("ROTC") and operating funds flow ("OFF") against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and OFF performance are weighted 60 percent, 25 percent and 15 percent, respectively. The maximum bonus pool is 150 percent of the aggregate standard bonus pool. Individual bonus amounts within the authorized pool are determined on a discretionary basis, taking into account specific personal contributions during the year. Bonuses earned in the calendar year are normally paid out in the first quarter of the subsequent year. Corporate performance in 1998 was at 78 percent of targeted financial goals, and the bonus pool was set at that level. All bonuses were awarded by February 19, 1999.

  Under the Annual Plan, as reflected in the Summary Compensation Table on page 18, Mr. Gross was paid $490,200 in connection with 1998 Company and individual performance and overall performance during his tenure. Mr. Gross' 1998 performance bonus was paid on December 23, 1998, in anticipation of his year-end retirement. Mr. Gross' bonus is competitive with annual incentive compensation paid other executives at comparable forest-products and general-industry-sector companies.

 Long-Term Incentives

  The Rayonier 1994 Incentive Stock Plan (the "Stock Plan") provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares or any combination thereof to executives and key employees as long-term incentives.

  In making awards under the Stock Plan, the Committee considers individual performance criteria, levels of responsibility and prior experience, as well as historical award data and compensation practices at comparable companies.

  Long-term incentive grants for 1998 under the Stock Plan are reflective of Rayonier's approach to total compensation, relative to market level pay practices of comparable companies, with a greater emphasis on at-risk rewards that closely align management performance with shareholder value.

  Stock Options. Non-qualified stock options to acquire Rayonier Common Shares are granted at an option price that is not less than the fair market value of a Common Share on the date of grant. The size of the non-qualified option grant is based primarily on competitive practice and is generally targeted to be at the median of option values granted by comparative forest products and general industry sector companies and adjusted based upon individual factors and historical award data. In 1998, non-qualified stock option awards totaling 371,500 shares were granted to 106 executives and key employees.

  On January 2, 1998, the Committee awarded to Mr. Gross non-qualified options to acquire 45,000 Company shares at an exercise price of $42.63 as determined by the market price on that day. Mr. Gross now owns 119,830 Common Shares, as detailed in the table on page 4. Pursuant to the Stock Plan, the Committee waived the early termination of the exercise period on Mr. Gross' outstanding non-qualified stock options to permit Mr. Gross to exercise his options through the dates provided for therein without regard to his retirement.

  Performance Shares. In addition to traditional non-qualified stock options, the Committee has used the flexibility provided under the Plan to grant long-term incentives in the form of Contingent Performance Shares.

  Contingent Performance Shares are awarded to senior executives responsible for sustained Company Total Shareholder Return performance ("TSR"), as measured against the average performance of a selection of 12 comparative forest product peer group companies over a designated period. The awards are contingent upon exceeding average peer group performance. The Share Award Valuation Formula provides a 100 percent share award when Rayonier outperforms the peer group companies by 20 percent. Failure to perform at 60 percent of the peer group companies' average results in zero award.

  TSR is calculated by measuring the growth in value of a hypothetical $100 investment in each of the forest sector peer companies over the performance period, assuming all dividends are reinvested quarterly.

  Award payment is in the form of Rayonier Common Shares and may range from zero to a maximum of 150 percent of the target awards, based upon TSR performance. The TSR goals reflect the emphasis on creation of long-term shareholder value.

  In determining the size of Contingent Performance Share grants, the Committee considers the contingent value of the award, competitive practices and the level of responsibility of each senior executive.

  Contingent Performance Share Awards granted on January 3, 1995 (1995 Class) measured Rayonier's TSR performance against that of 12 forest products peer group companies for the 36-month period from January 3, 1995, through January 2, 1998. Actual TSR performance translated into an award payment in January 1998 of a number of Common Shares equal to 150 percent of the Performance Shares awarded. A total of 81,666 Rayonier Common Shares were awarded to six senior executives at the 150 percent payout level from a reserve of 82,500 available shares. Under the 1995 Contingent Performance Share Award Program, Mr. Gross received an award of 27,000 Rayonier Common Shares, partially offset in value to cover tax liabilities associated with the award.

  A total of 61,000 Contingent Performance Shares (1998 Class) were awarded to seven senior executives in 1998. Grants were made for a 36-month performance period commencing January 1, 1998, through December 31, 2000.

  On January 2, 1998, the Committee awarded Mr. Gross 19,000 Contingent Performance Shares. Pursuant to the Stock Plan, as amended, the Committee also determined that the potential award under the Contingent Performance Shares awarded to Mr. Gross in 1997 and 1998 would be measured on a full-value basis for Company TSR performance periods through January 1, 2000, and December 31, 2000, respectively, and without proration to the date of his retirement.

 Agreement with Mr. Gross

  Mr. Gross retired on December 31, 1998, and relinquished his role as Chief Executive Officer and Chairman of the Board of Directors. Pursuant to a recommendation of the Committee, in consideration of Mr. Gross' valuable service to the Company and its shareholders, and because the Board of Directors desires to have Mr. Gross continue as a director and to have the opportunity to consult him following his retirement, the Board of Directors authorized and approved, and the Company entered into, a Consulting Agreement with Mr. Gross. Pursuant to the agreement, in addition to his service as a director of the Company, Mr. Gross has agreed to provide consulting services to the Board. Under the agreement, Mr. Gross is entitled to an annual consulting fee (See Directors Compensation at page 12 above) and the Company will provide Mr. Gross with an office and certain ancillary services through the later of (i) the year 2005 or (ii) the termination of his service as a director.

  In addition, under the agreement Mr. Gross is entitled to receive in January 2000 a lump sum deferred compensation payment of $300,000 plus tax gross-up. This amount is intended to correspond to the present day value estimate of premium reimbursements for an extended nine years of premiums payable in connection with a participation by him in a private insurance-based program that provides executive protection for ITT/Rayonier non-qualified benefit plans ("Executive Security Coverage"). If Mr. Gross so advises the Company in writing on or before December 31, 1999, in lieu of the lump sum payment, payment instead will be paid for nine consecutive years commencing in the year 2000, intended to correspond to the annual premium for Executive Security Coverage plus tax gross-up in each such year. The amounts are payable without regard to whether or not Mr. Gross elects to continue Executive Security Coverage.

  Additional amounts payable to Mr. Gross under the agreement include a continuation of the Senior Executive Tax Service/Financial Planning allowance for two years beyond retirement, and the reasonable cost of an annual physical through his last year as a director.

  In the event of a change in control of the Company, the payments required under the agreement are to be accelerated to the effective date of such change in control. For this purpose, a change in control has the meaning specified in the Retirement Plan for Salaried Employees of Rayonier Inc., as amended from time to time prior to a change in control.

 Policy with Respect to the $1 Million Deduction Limit

  Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. Compensation payable solely on account of the attainment of performance goals is excluded from the $1 million limitation. Based upon an analysis of total executive compensation for 1998, there are no executives within the Company whose non-performance-based compensation exceeds the deduction limitation threshold.

  This report is furnished by the members of the Compensation and Management Development Committee.

                                          Burnell R. Roberts
                                            Committee Chairman
                                          Paul G. Kirk, Jr.
                                          Carl S. Sloane
                                          Nicholas L. Trivisonno

                          EXECUTIVE COMPENSATION DATA

  The following table discloses compensation received by Rayonier's Chief Executive Officer and four remaining most highly paid executive officers in 1998 for the three fiscal years ended December 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term Compensation
                                                          -------------------------------------
                                          Annual
                                       Compensation                Awards            Payouts
                                                           Restricted  Securities                All Other
                                                          Stock Awards Underlying  LTIP Payouts Compensation
Name and Principal Position  Year Salary ($) Bonus ($)(1)    (2)($)    Options (#)    (3)($)       (4)($)
---------------------------  ---- ---------- ------------ ------------ ----------- ------------ ------------
Ronald M. Gross              1998  572,192     490,200                   45,000     1,125,630     111,415
 Chairman & Chief            1997  552,692     544,000       76,250      45,000       670,131      81,874
 Executive Officer           1996  506,320     307,000      367,125      45,000     1,241,100      26,114
W. Lee Nutter                1998  360,000     235,000                   28,000       687,885      58,824
 President & Chief           1997  334,616     264,000                   28,000       402,094      42,686
 Operating Officer           1996  289,914     140,000      166,875      28,000       531,900      11,886
William S. Berry             1998  255,962     105,000                   15,000       562,815      19,655
 Executive Vice Presi-       1997  254,423     110,000                   16,000       312,736      15,254
 dent, Forest Resources      1996  217,377      85,000      116,813      18,000       354,600       8,912
 & Wood Products
Gerald J. Pollack            1998  235,500      88,000                   14,000       500,280      14,820
 Senior Vice President &     1997  228,462      95,000                   15,000       312,736      12,297
 Chief Financial Officer     1996  197,961      70,000      116,813      16,000       319,140       8,105
John P. O'Grady              1998  220,000      95,000                   14,000       312,675      15,417
 Senior Vice President,      1997  207,692      92,500                   13,000       223,377      12,212
 Administration              1996  182,269      59,000       83,438      12,000       177,300       7,473

--------
(1) The bonus payable to Mr. Gross for 1998 reflected in the bonus column of the Summary Compensation Table was paid to Mr. Gross on December 23, 1998.
(2) On January 2, 1996, awards of restricted shares were made as follows: Mr. Gross, 11,000 shares; Mr. Nutter, 5,000 shares; Mr. Berry, 3,500 shares;
    Mr. Pollack, 3,500 shares; and Mr. O'Grady, 2,500 shares. On January 2, 1997, Mr. Gross received an award of 2,000 restricted shares. The only other awards of restricted shares of Rayonier to these individuals outstanding on December 31, 1998, was an award of 6,000 restricted shares to Mr. Gross on January 3, 1995. All of the awards of restricted shares outstanding on December 31, 1998, vested on January 2, 1999. All dividends paid on such shares during the period prior to vesting were withheld and accumulated by the Company until the recipient of the restricted share grant became vested with respect thereto. Upon vesting, the Company paid the recipient an amount equal to all dividends paid solely or partly in cash and accumulated with respect to the shares then vesting, together with interest thereon at a rate equal to the prime rate as reported in The Wall Street Journal, adjusted and compounded annually. The total value as of December 31, 1998, of the restricted stock holdings held by the executives named in the above table were as follows: Mr. Gross, $872,860; Mr. Nutter, $229,700; Mr. Berry, $160,790, Mr. Pollack, $160,790; and Mr. O'Grady,
    $114,850.
(3) The amounts shown for 1998 represent the value on January 14, 1998, of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 3, 1995. The performance period was for a period of 36 months ending on December 31, 1997, with total shareholder return ("TSR") performance measured against a 12 forest-products-sector peer company grouping for the same period of companies included in the Old Custom Composite Index in the Notes to the Total Shareholder Return chart on page 7 of this Proxy Statement. Actual TSR performance by Rayonier of 197.04 percent of the TSR performance by the peer group companies translated into an award payment in January 1998 of a number of Common Shares equal to 150 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr.
    Gross, 27,000 shares; Mr. Nutter, 16,500 shares; Mr. Berry, 13,500 shares; Mr. Pollack, 12,000 shares; and Mr. O'Grady, 7,500 shares. Each award was reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with such award.
    The amounts shown for 1997 represent the value on January 15, 1997, of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on May 20, 1994. The performance period was for a period of
    31.4 months ending on December 31, 1996, with TSR performance measured against a 12 forest-products-sector peer company grouping for the same period of companies included in the Old Custom Composite Index in the Notes to the Total Shareholder Return chart on page 7 of this Proxy Statement. Actual TSR performance by Rayonier of 132.83 percent of the TSR performance by the peer group companies translated into an award payment in January 1997 of a number of Common Shares equal to 116.04 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr. Gross, 17,406 shares; Mr. Nutter, 10,444 shares; Mr. Berry, 8,123 shares; Mr. Pollack, 8,123 shares; and Mr. O'Grady, 5,802 shares. Each award was reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with such award. The amounts shown for 1996 represent payments made on February 16, 1996, under the Rayonier Long-Term Performance Program, based upon Rayonier's return on equity ("ROE") performance from January 1, 1993 through December 31, 1995, as measured against a predetermined weighted average ROE goal of 12.54 percent (100 percent of target). This program was a carryover of the ITT Long-Term Performance Plan "1993 Class Awards" granted by ITT Industries, Inc. (formerly known as ITT Corporation) ("ITT") prior to the spinoff of Rayonier by ITT effective February 28, 1994. For the three-year period from January 1, 1993, through December 31, 1995, Rayonier achieved an actual weighted average ROE of 15.45 percent, which was 123.2 percent of the 12.54 percent targeted weighted average ROE goal. The corresponding performance-based cash award payment earned under the program for significantly exceeding targeted ROE was 177.3 percent of target.
(4) The amounts shown in this column for Mr. Gross include $6,969 in 1998, $6,074 in 1997 and $5,355 in 1996 representing the term insurance portions of the premiums paid by Rayonier in such years for the non-qualified, split-dollar life insurance coverage for him described on page 24. Also included in 1998 and 1997 are amounts paid to enable each of the individuals named above to purchase an insurance policy to protect their right to receive all deferred benefits provided by the Company or ITT, including tax gross-up, as follows: Mr. Gross, $80,986 (1998), $53,139
    (1997); Mr. Nutter, $44,064 (1998), $28,967 (1997); Mr. Berry, $9,161
    (1998), $4,822 (1997); Mr. Pollack, $5,164 (1998), $2,930 (1997); and Mr.
    O'Grady, $6,397 (1998), $3,696 (1997). The remainder of the amounts shown in this column for Mr. Gross in all three years and for all other executives in 1997 and 1998, as well as all of the amounts shown in this column for the executives other than Mr. Gross in 1996, are company contributions under the Savings Plan and the Rayonier Excess Savings and Deferred Compensation Plan, both of which are defined contribution plans. Rayonier has made matching contributions to each of these plans in an amount equal to 60 percent of an employee's contribution not to exceed 3.6 percent of such employee's salary. Under these plans, Rayonier also makes a non-matching contribution equal to one-half of 1 percent of an employee's salary.

 Option Grants to Rayonier Executives in Last Fiscal Year

  The following tables provide information on fiscal year 1998 awards to Rayonier executives of options to purchase Common Shares:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                             of Stock Price
                                                                                         Appreciation for Option
                                               Individual Grants                                Term (2)
                         ------------------------------------------------------------- ---------------------------
                          Number of
                         Securities
                         Underlying   % of Total Stock
                           Options   Options Granted to Exercise Price
          Name           Granted (#) Employees in 1998   ($/share)(1)  Expiration Date     5%($)        10%($)
          ----           ----------- ------------------ -------------- --------------- ------------- -------------
Ronald M. Gross.........   45,000          12.11            42.63         1/4/2008         1,206,440     3,057,356
W. Lee Nutter...........   28,000           7.54            42.63         1/4/2008           750,674     1,902,355
William S. Berry........   15,000           4.04            42.63         1/4/2008           402,147     1,019,119
Gerald J. Pollack.......   14,000           3.77            42.63         1/4/2008           375,337       951,177
John P. O'Grady.........   14,000           3.77            42.63         1/4/2008           375,337       951,177

--------
(1) The exercise price per share is 100 percent of the fair market value of Common Shares on the date of grant, January 2, 1998. The exercise price may be paid in cash or in Common Shares valued at their fair market value on the date of exercise. Options granted to the named officers are exercisable as to one-third on the first anniversary, two-thirds on the second anniversary and in full on the third anniversary of the date of grant. Notwithstanding any other provisions of the 1994 Rayonier Incentive Stock Plan, upon the occurrence of a Change of Control of Rayonier (as defined in the Rayonier Salaried Employees Retirement Plan), (a) all options will generally become immediately exercisable for a period of 60 calendar days and (b) options will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties. The outstanding non-qualified stock options of Ronald M. Gross will continue to be exercisable by Mr. Gross for the full term of such options without regard to his retirement on December 31, 1998.

(2) At the end of the term of the options granted on January 2, 1998, the projected price of a Common Share would be $69.44 at an assumed annual appreciation rate of 5 percent and $110.57 at an assumed annual appreciation rate of 10 percent. Gains to all shareholders at those assumed annual appreciation rates would be approximately $653 million and $1,795 million, respectively, over the term of the options.

 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

  The following table provides information on option exercises in 1998 by the named Rayonier executives and the value of such executive's unexercised options to acquire Common Shares at December 31, 1998.

                                                             Number of Securities
                                                                  Underlying       Value of Unexercised
                                                            Unexercised Options at In-the-Money Options
                           Options Exercised During 1998           12/31/98        Held at 12/31/98(2)
                         ---------------------------------- ---------------------- --------------------
                         Shares Acquired on      Value           Exercisable/          Exercisable/
          Name              Exercise (#)    Realized ($)(1)    Unexercisable(#)      Unexercisable($)
          ----           ------------------ --------------- ---------------------- --------------------
Ronald M. Gross.........        -0-               -0-           220,841/90,000      3,205,018/571,575
W. Lee Nutter...........        -0-               -0-           164,571/55,999      3,213,454/355,637
William S. Berry........        -0-               -0-            65,432/31,666      1,023,670/208,286
Gerald J. Pollack.......        -0-               -0-            58,873/29,333        860,656/191,399
John P. O'Grady.........        -0-               -0-            34,605/26,666        497,448/164,238

--------
(1) Before taxes.

(2) The value reported in this column is based on the New York Stock Exchange consolidated trading closing price of Common Shares of $45.9375 at December 31, 1998.

 Long-Term Incentive Awards to Rayonier Executives in Last Fiscal Year

  The following table provides information on fiscal year 1998 long-term incentive awards to Rayonier executives:

          AWARDS OF CONTINGENT PERFORMANCE SHARES IN LAST FISCAL YEAR

                                                      Estimated Future Payouts(3)
                                                  -----------------------------------
                            Number    Performance   Threshold     Target    Maximum
                         of Shares(1)  Period(2)  Shares (#)(4) Shares (#) Shares (#)
          Name           ------------ ----------- ------------- ---------- ----------
Ronald M. Gross(5)......    19,000     36 months      9,500       19,000     28,500
W. Lee Nutter...........    13,000     36 months      6,500       13,000     19,500
William S. Berry........     8,000     36 months      4,000        8,000     12,000
Gerald J. Pollack.......     6,000     36 months      3,000        6,000      9,000
John P. O'Grady.........     6,000     36 months      3,000        6,000      9,000

--------
(1) The numbers in this column represent the awards of Common Shares granted under Total Shareholder Return ("TSR") based Contingent Performance Share guidelines (forest-products-sector peer group performance that measures stock price appreciation, plus dividends reinvested quarterly, during the performance period).

(2) The performance period is for 36 months with TSR performance measured against a peer group of 13 stocks issued by 12 forest-products companies for the same period. The 13 stocks in the group are identified as the New Custom Composite Index in the Notes to the Total Shareholder Return chart on page 7 of this Proxy Statement.

(3) Award payout is in the form of Common Shares and may range from zero to a maximum of 150 percent of the target award, based upon TSR performance. 100 percent of target is achieved when Rayonier TSR achieves 120 percent of the TSR performance by peer group companies, and the maximum 150 percent of target is achieved when Rayonier achieves 160 percent of peer group performance. A minimum payment of 50 percent of target is paid if Rayonier achieves 60 percent of peer group performance, and there is no payout if Rayonier falls below that level. Award payments for performance that falls between the 60 percent and 120 percent performance hurdles, or between the 120 percent and 160 percent performance hurdles, will be linearly interpolated. The number of shares awarded is reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with the award.

(4) Award payout commences with 50 percent of target share award if Rayonier achieves 60 percent of peer group performance.

(5) The 1998 Contingent Performance Shares granted to Mr. Gross have been extended on a full value basis as of December 31, 1998 for the performance period through January 2, 2001, with subsequent award, if any, based upon achievement of TSR objectives set forth in Note (3).

 Rayonier Senior Executive Severance Pay Plan

  The Rayonier Supplemental Senior Executive Severance Pay Plan (the "Plan") provides for severance benefits for covered executives whose employment is terminated under conditions specified in the Plan within two years after the occurrence of a "Change in Control." The Plan provides two levels of benefits for covered executives, who include senior executives identified by the Compensation and Management Development Committee, based primarily on their position within the Company.

  Under the Plan, if any covered executive is terminated in a qualifying termination within two years after the occurrence of a Change in Control, such executive is entitled to receive severance benefits, based on his or her tenure with the Company, equal to up to three times annual base salary, in the case of Tier I executives, and up to two times annual base salary, in the case of Tier II executives, in each case determined on the basis of base salary immediately preceding the date of the qualifying termination. The Plan also provides that the covered executive will be paid in a lump sum the actuarially adjusted difference between (a) the value of the covered executive's benefits under the Company's retirement plans after granting an additional 36 months of age and service, and including Company contributions that would have been made for an additional 36 months had the covered executive continued to participate in the plans at the level of compensation and rate of contribution in effect immediately preceding the Change in Control and (b) the benefits actually payable to the executive under those retirement plans.

  Covered executives who have so elected prior to a Change in Control may receive the foregoing severance benefits over time in the form of salary continuation benefits, provided the covered executive is available to perform advisory, consultative and similar services. The Plan also provides that covered executives electing salary continuation will be eligible to continue to participate in the Company retirement plans and certain welfare benefits of the Company (excluding long-term and short-term disability and travel accident plans), during the period of salary continuation. If the salary continuation period terminates prior to 36 months, the balance that would have been payable as a lump sum had salary continuation not been elected will be payable as a lump sum at that time.

  Without regard to whether the covered executive has elected salary continuation, the Plan provides for payment to each covered executive of a lump sum equal to three times the executive's target bonus award for the prior year, in the case of Tier I executives, and two times the executive's target bonus award for the prior year, in the case of Tier II executives, together with a bonus award in respect of the year of termination prorated for the portion of the year employed by the executive. The target bonus award is based on the prior year's bonus plan, assuming a 100 percent performance factor.

  The Plan also provides for a gross-up for any excise taxes payable with respect to payments under the Plan and income taxes payable on the gross-up payment, reimbursement for outplacement services and the continuation of certain perquisites. As of March 1, 1999, the Plan covers six Tier I executives, including all executives other than Mr. Gross named in the Summary Compensation Table, and twelve Tier II executives.

 Retirement Program

  The following table illustrates the estimated annual benefits payable from the Rayonier Salaried Employees Retirement Plan, a tax-qualified retirement plan (the "Plan") and the Rayonier's Excess Benefit Plan, a non-qualified retirement plan (the "Excess Plan") at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Plan and the Excess Plan, including the five named officers. The Plan covers substantially all eligible salaried employees of the Company, including senior executive officers and other Rayonier executives, and the cost of the Plan and the Excess Plan is borne entirely by the Company:

                              PENSION PLAN TABLE

                          Years of Service
               ---------------------------------------
Average Final
Compensation     20      25      30      35      40
-------------  ------- ------- ------- ------- -------
 $50,000       $20,000 $25,000 $28,750 $32,000 $36,250
 100,000        40,000  50,000  57,500  65,000  72,500
 300,000       120,000 150,000 172,500 195,000 217,500
 500,000       200,000 250,000 287,500 325,000 362,500
 750,000       300,000 375,000 431,250 487,500 543,750
1,000,000      400,000 500,000 575,000 650,000 725,000

  The Plan "mirror images" retirement benefits provided previously to eligible Rayonier salaried employees and executives under the provisions of the ITT Retirement Plan for Salaried Employees of ITT Industries, Inc. (formerly known as ITT Corporation) ("ITT"). Retirement benefits earned under the former ITT plan continue on a dynamic credit basis under arrangements with ITT for eligibility and benefit service prior to March 1, 1994.

  The annual pension amounts to 2 percent of a member's average final compensation for each of the first 25 years of benefit service, plus 1.5 percent of a member's average final compensation for each of the next 15 years of benefit service, reduced by 1.25 percent of the member's primary Social Security benefit for each year of benefit services to a maximum of 40 years, provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the Plan as the total of (1) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (2) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. For the executives named in the Table on page 18, final compensation for purposes of pension calculations consists of salary and bonus payments as set forth in such Table. The Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Plan upon completion of five years of eligibility service.

  Applicable Federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. In order to provide benefits at retirement that cannot be paid from the qualified Retirement Plan, Rayonier has adopted the Excess Plan to meet the retirement needs of this small segment of its salaried employee population affected by the limiting Federal legislation. Where applicable, retirement benefits earned under a similar excess plan maintained by ITT have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis.

  Credited years of service as of March 1, 1999, are as follows: W. Lee Nutter, 31.7 years; William S. Berry, 18.8 years; Gerald J. Pollack, 16.8 years; and John P. O'Grady, 23.3 years. Ronald M. Gross retired effective December 31, 1998, with 20.8 years service.

 Supplemental Benefits

  Effective April 1, 1994, the Compensation and Management Development Committee of the Rayonier Board of Directors approved non-qualified, split-dollar life insurance coverage for Mr. Gross to age 65 and a deferred, post-age-65 supplemental retirement benefit to provide competitive retirement compensation on par with that of other chief executive officers in the forest products industry. Post-age-65 retirement benefits for Mr. Gross under this arrangement are $132,000 of annual retirement income through age 80. The arrangement makes use of split-dollar life insurance, which has a 10-year premium cost of $1.7 million, which cost is offset by a death benefit payment to the Company upon Mr. Gross' death. The combination of retirement benefits earned during Mr. Gross' career with Rayonier and the supplemental retirement benefit is competitive, on a post-age-65 retirement basis, as compared to the industry practice of retirement income at 60 percent to 65 percent of the average last five years' cash compensation for chief executive officers.

  In addition to the coverage available generally to salaried employees under the various Rayonier benefit plans, Mr. Gross prior to his retirement at the end of 1998 also had company-provided long-term disability coverage providing for a monthly benefit of $27,320 in the event of total disability, and death benefits equal to his annual salary during active employment; under this plan, he remains entitled to reduced death benefits after retirement.

                            INDEPENDENT ACCOUNTANTS

  In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent auditors of the Company for 1999. No ratification by the shareholders of the appointment of such auditors is required by the North Carolina Business Corporation Act or by the Articles of Incorporation or Bylaws of Rayonier.

  Arthur Andersen LLP has served as independent auditors of Rayonier and its subsidiaries for many years, and its long-term knowledge of Rayonier has enabled it to carry out its audits with effectiveness and efficiency. In keeping with the established policy of Arthur Andersen LLP, partners and employees of the firm engaged in auditing Rayonier are periodically rotated, thus giving Rayonier the benefit of new expertise and experience. Arthur Andersen LLP personnel regularly attend meetings of the Audit Committee.

  Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Under Rayonier's Bylaws, for business proposed by a shareholder (other than director nominations) to be a proper subject for action at an Annual Shareholders meeting, in addition to any requirement of law, the shareholder must timely request (by Certified Mail--Return Receipt Requested) that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Rayonier received no such request from any shareholder with respect to the 1999 Annual Meeting during the time period specified by Rule 14a-8.

  In order to be included in Rayonier's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at Rayonier's principal executive offices by November 26, 1999. Shareholder proposals should be directed to the Corporate Secretary, Rayonier, 1177 Summer Street, Stamford CT 06905-5529.

                                ANNUAL REPORTS

  Shareholders of record on March 22, 1999 should have received a copy of Rayonier's 1998 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you.

  IN ADDITION, A COPY OF RAYONIER'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF RAYONIER'S COMMON SHARES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAYONIER, 1177 SUMMER STREET, STAMFORD CT 06905-5529.

                          COST OF PROXY SOLICITATION

  The entire cost of soliciting proxies will be borne by Rayonier including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Common Shares and reimbursement of out-of-pocket costs incurred by Rayonier's transfer agent for any follow up mailings. Rayonier also has engaged Georgeson & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $6,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of Rayonier without additional compensation, as well as by employees of Georgeson & Co., Inc.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JOHN B. CANNING
                                          Corporate Secretary

Dated: March 26, 1999

Rayonier
vote by telephone OR internet
24 hours a day, 7 days a week
TELEPHONE
1-800-575-6441

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.
internet
https://proxy.shareholder.com/ryn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.
mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.
Call Toll-Free To Vote . It's Fast And Convenient
1-800-575-6441
control number for
telephone or internet voting
detach proxy card here if you are not
voting by telephone or internet
1. Election of Directors
FOR all nominees
listed below
Withhold AUTHORITY to vote
for all nominees listed below.
*EXCEPTIONS

The Board of Directors recommends a vote "FOR" the nominees listed below:
Nominees: 01 - Paul G. Kirk, Jr., 02 - Carl S. Sloane, 03 - Gordon I. Ulmer (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Change of Address and
or Comments Mark Here
Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, conservators, custodians, guardians or corporate officers should give full title.

DATE:

SIGNATURE

SIGNATURE

Votes must be indicated
(x) in Black or Blue ink.
Please sign, date and return this proxy in the enclosed postage prepaid envelope.

Please Detach Here
You Must Detach This Portion of the Proxy Card t Before Returning it in the Enclosed Envelope t


Rayonier
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited on behalf of the Board of Directors of Rayonier Inc. for the Annual Meeting on May 21, 1999
    By signing this card, I(we) hereby authorize W. LEE NUTTER, LISA M. PALUMBO and JOHN B. CANNING, or any of them, each with full power to appoint his or her substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders of Rayonier to be held at the Westin Stamford, One First Stamford Place, Stamford, Connecticut on Friday, May 21, 1999 at 8:00 a.m., or at any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. By signing this card, I (we) instruct the proxies to vote as the Board of Directors recommends where I(we) do not specify a choice.
    For Participants in the Rayonier Investment and Savings Plan for Salaried Employees , the Rayonier Savings Plan for Non-Bargaining Hourly Employees at Certain Locations, the Rayonier-Jesup Mill Savings Plan for Hourly Employees and the Rayonier-Fernandina Mill Savings Plan for Hourly Employees: As to those Common Shares of Rayonier, if any, that are held for me in any aforementioned Plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in substantially the form set forth on the reverse side.
THE TRUSTEE SHALL MARK THE PROXY AS I SPECIFY. BY SIGNING THIS CARD, I INSTRUCT THE TRUSTEE TO MARK THE PROXY AS THE BOARD OF DIRECTORS RECOMMENDS WHERE I DO NOT SPECIFY A CHOICE.
(Continued and to be dated and signed on the reverse side)

RAYONIER INC.
P.O. BOX 11027
NEW YORK, N.Y. 10203-0027